Exhibit 31.3

Certification of Principal Executive Officer

Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)

Under the Securities Exchange Act of 1934, as Amended

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Xavier Casanova, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended June 30, 2023 of Presto Automation, Inc.; and;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 12, 2023	/s/ Xavier Casanova
Xavier Casanova
Chief Executive Officer
(Principal Executive Officer)